UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ] Soliciting Material Pursuant to § 240.14a-12
CHYRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

March 26, 2009

Dear Shareholders:

On behalf of the Board of Directors and management of Chyron Corporation (the "Company"), I cordially invite you to attend the 2009 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 13, 2009, at 9:30 a.m., at Chyron Corporation, 5 Hub Drive, Melville, NY 11747.

The matters to be acted upon at the meeting are described in the Important Notice Regarding the Availability of Proxy Materials (the "Notice") you received in the mail and in this proxy statement. In addition, the executive officers of the Company will review the major developments over the past year, and they and the directors will be present to respond to any questions that you may have. We have also made available the Company's Annual Report on Form 10-K for 2008 with this Proxy Statement. This report describes the financial and operational activities of the Company.

One of our Directors, Donald Greenberg, has decided to step down and is not standing for re-election at this year's Annual Meeting. Don has had a long and successful history serving on Chyron's Board and various committees of the Board since 1996. We will miss Don's many contributions and wish him well in his other endeavors.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. We are constantly focused on improving the ways people connect with information and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the "Information Concerning Vote" section of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that you cast your vote. You may vote over the Internet or attend and vote at the meeting in person, or if you requested to receive printed proxy materials, you can also vote by telephone or by mailing a proxy or voting instruction card. Instructions appear within this Proxy Statement as well as in the Notice you received in the mail. Please vote as soon as possible. Representation in person or by proxy of at least a majority of all outstanding shares of the Company's common stock entitled to vote at the meeting is required to constitute a quorum. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person.

We look forward to greeting our shareholders at the meeting.

Sincerely,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive
Officer and Director

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2009

March 26, 2009

To the Shareholders of Chyron Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Chyron Corporation, a New York corporation (hereinafter the "Company"), will be held at Chyron Corporation, 5 Hub Drive, Melville, NY 11747 on Wednesday, May 13, 2009 at 9:30 a.m. for the following purposes:

1. To elect seven (7) directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal; and

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 25, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation in person or by proxy of at least a majority of all outstanding shares of common stock on the record date is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 5 Hub Drive, Melville, New York, 11747, for the ten (10) calendar days immediately preceding May 13, 2009.

Whether or not you plan to attend the Annual Meeting, please vote by following the instructions on your Important Notice Regarding the Availability of Proxy Materials (the "Notice") you received in the mail, the section entitled "Information Concerning Vote -- How to Vote" of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You may change or revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

/s/ Jerry Kieliszak
Jerry Kieliszak
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2009

The Company's Proxy Statement for the 2009 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available. The control number appears on your proxy notice/voting card.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE SO AS TO ENSURE A QUORUM AT THE MEETING.

CHYRON CORPORATION

TABLE OF CONTENTS

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

PROXY STATEMENT

For Annual Meeting of Shareholders
to be Held on May 13, 2009

This Notice of Annual Meeting of Shareholders and Proxy Statement and form of proxy are being distributed and made available on or about: March 27, 2009

INFORMATION CONCERNING VOTE

General

We have made these materials available to you on the Internet, or, upon your request, delivered printed versions of these materials in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (hereinafter, the "Company"), for use at the Annual Meeting of Shareholders to be held on Wednesday, May 13, 2009, at 9:30 a.m. and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at Chyron Corporation, 5 Hub Drive, Melville, NY 11747.

Voting Rights and Outstanding Shares

Only shareholders of record at the close of business on March 25, 2009 are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 25, 2009, 15,703,957 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. This is our only class of voting stock. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you how you may access and review all of the proxy materials on the Internet. The Notice also instructs you how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How to Vote

If you are a registered shareholder (shareholder of record) and received a proxy card, you may vote your shares in one of four ways.

    Vote by mail by marking, signing and dating your proxy card and returning it in the business reply envelope provided and return it to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, USA 11717, or

    Vote via the Internet by going to www.proxyvote.com, or
    Vote via telephone by calling, toll-free, 1-800-690-6903, or
    Attend and vote at the meeting in person.

If you are enrolled in the electronic delivery program and/or received a Notice, you may vote via the Internet (see instruction above) or attend and vote at the meeting in person, or, if you requested to receive printed proxy materials, you can also vote by mail or by telephone (see instruction above).

If your shares are held in street name, your broker, bank or other nominee will provide you with a voting instruction card so you can instruct them how to vote your shares. As an alternative to submitting your voting instructions by mail, you may be able to submit your voting instructions via the Internet or by telephone. Please refer to the voting instruction card for more information about how to vote your street name shares. If your shares are held in street name, you are not a holder of record of those shares and you may not vote them in person at the annual meeting unless you have a legal proxy, from the holder of record, which you should obtain from the holder of record and bring with you to the Annual Meeting.

Revocability of Proxies

You may change your vote or revoke your proxy at any time prior to the polling of votes at the Annual Meeting.

For registered shareholders, if you voted by proxy card and mailed it in the enclosed pre-paid envelope, you may revoke such proxy by notice in writing to the Secretary of the Company, or change your vote by signing another later dated proxy card and sending it to the Secretary of the Company, at the above address. If you voted by Internet or telephone, you may change your vote by voting again by Internet or telephone prior to the Annual Meeting. Alternatively, you may revoke your proxy or change your vote at the Annual Meeting prior to the polling of votes.

For shares held in street name, you should contact your broker, bank or other nominee about revoking your proxy and changing your vote prior to the meeting.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If you are a registered shareholder, your shares will not be voted if you do not vote as described above under "How to Vote." If your shares are held in street name and you do not provide voting instructions to the broker, bank, or nominee that holds your shares as described above under "How to Vote," the broker, bank, or nominee has the authority to vote your unvoted shares on the proposal for the election of the board of directors even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker-dealer non-vote".

Voting and Solicitation of Proxies

Unless revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR the election as directors of the nominees named below under the caption "ELECTION OF THE BOARD OF DIRECTORS." In their best judgment, the proxies, Messrs. Michael Wellesley-Wesley and Roger Ogden, are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Annual Meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the Annual Meeting. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone or fax. We will also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Voting Procedures

All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions and, if applicable, any broker-dealer non-votes. The presence of a quorum for the Annual Meeting, which is a majority of the shares entitled to vote at the Annual Meeting, is required. Votes withheld from director nominees and any abstentions or broker-dealer non-votes, if applicable, will be counted in determining whether a quorum has been reached.

Required Vote

Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the Annual Meeting, which means that the nominees who receive the most votes will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes withheld from a particular nominee or nominees will not affect the outcome of the vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker-dealer non-votes will have no effect on the results of this vote.

Under the New York Business Corporation Law, shareholders are not entitled to dissenter's rights of appraisal with respect to any matters to be considered and voted on at the Annual Meeting, and the Company will not independently provide shareholders with any such right.

Householding

The Company has adopted a procedure termed "Householding," as it is permitted to do by the SEC. Under this procedure a single copy of the Notice and, if applicable, the annual report and proxy statement, is sent to any address at which two or more shareholders reside if it appears that they are members of the same family, or, with their prior express or implied consent. By utilizing householding, the Company saves on printing, mailing and processing costs in connection with its solicitation of proxies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If a single copy of the Notice, and if applicable, the annual report and proxy statement, was delivered to your address that you share with another shareholder and you wish to receive a separate copy at no charge, please contact Broadridge, the Company's proxy services provider, via the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639 or via email [sendmaterial@proxyvote.com; send a blank email with your 12-digit control number, located on your proxy notice, in the subject line].

If you are a registered shareholder (shareholder of record) and share an address and last name with one or more other registered shareholders and you wish to continue to receive separate Notices and, if applicable, annual reports and proxy statements, you may revoke your consent to householding by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717 or by calling toll free 1-800-542-1061 and following the voice prompts. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

If you are receiving more than one copy of the Notice and, if applicable, the annual report and proxy statement, at the address you share with one or more other registered shareholders, you may elect to participate in the householding program by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717.

If your shares are held in street name, please contact your bank, broker or other nominee to request information about householding.

Electronic Access and Delivery

The Notice will provide you with instructions regarding how to:

    view our proxy materials for the Annual Meeting on the Internet; and
    instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Registered shareholders who receive a printed annual report, proxy statement and proxy materials in the mail may sign up for electronic delivery instead by going to www.proxyvote.com. If you vote through the Internet, you may also elect electronic delivery by following the instructions that appear after you have voted. Street name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of electronic delivery.

If you are enrolled in electronic delivery but you nonetheless wish to receive a printed annual report and proxy statement, you may request one at no charge by contacting Broadridge via the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639 or via email [sendmaterial@proxyvote.com; send a blank email with your 12-digit control number, located on your proxy notice, in the subject line].

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors has nominated seven (7) persons to be elected as Directors at the Annual Meeting and to hold office until the next annual meeting or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

Director Nominees

The following table sets forth certain information with respect to the nominees for director:

Director of the
Name	Company Position and Offices Held	Company Since

Peter F. Frey	Director, Chairman of the Audit Committee	May 2008

Richard P. Greenthal	Director, Member of the Audit Committee,	February 2006
Member of the Corporate Governance and
Nominating Committee

Christopher R. Kelly	Director, Member of the Compensation	August 1999
Committee, Chairman of the Corporate
Governance and Nominating Committee

Roger L. Ogden	Chairman of the Board of Directors,	May 2008
Member of the Audit Committee, and Chairman
of the Compensation Committee

Robert A. Rayne	Director, Member of the Corporate Governance	May 2008
and Nominating Committee

Michael I. Wellesley-Wesley	President and Chief Executive Officer, Director	May 1995

Michael C. Wheeler	Director	February 2006

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years and the names of other public companies in which such persons hold directorships.

Peter F. Frey, age 49, is a private investor and a retired partner of TRG Management, an emerging markets asset management/hedge fund business, where he was responsible for sales, marketing and product development from March 2003 until he retired in June 2007. Prior to this he spent more than 17 years at JP Morgan, mostly in the Emerging Markets Group, where he held a series of increasingly significant positions including Global Head of Sales, was Managing Director from 1993 to 2001 and, during his last two years, was Co-Head of U.S. Fixed Income Sales. He also is the President of the Board of Trustees of Exit Art, a non-profit cultural organization in New York City, and is a member of Vassar College's President's Advisory Council.

Richard P. Greenthal, age 55, has, since 1997, been a private investor managing personal investments, including venture capital investing and small company acquisitions through GLT Investments.

Christopher R. Kelly, age 49, has been the owner of Fortuna Investments since 1997, where he specializes in private investments and venture capital.

Roger L. Ogden, age 63, currently serves as a consultant for several broadcast related companies. From August 1997 to July 2005 he served as President and General Manager of KUSA Television in Denver, Colorado where he had overall management responsibility for this local NBC affiliate station, and as a Senior Vice President of the Gannett Television unit of Gannett Company, Inc. From July 2005 until his retirement in July 2007, he was President and CEO of the Gannett Television unit, where he had overall responsibility for 23 television stations owned by Gannett and also served as Senior Vice President of Design, Innovation and Strategy for Gannett Company, Inc., encouraging development of new business ideas and improved processes for Gannett. He is currently a member of the Board of Directors of E.W. Scripps Company, a publicly traded media concern with interests in newspaper publishing, broadcast television stations, and licensing and syndication.

Robert A. Rayne, age 60, has been the Chief Executive Officer and a director of LMS Capital plc, an investment company, since June 2006, when the investment business of London Merchant Securities plc was demerged and LMS Capital was formed to hold this business. Mr. Rayne was employed by London Merchant Securities from 1968 to February 2007 and served as its Chief Executive Officer from May 2001 to February 2007. Mr. Rayne is also the Non-Executive Chairman of Derwent London plc, a leading central London, U.K. real estate investment trust. He is currently a member of the Board of Directors of Weatherford International Inc., a publicly traded provider of advanced products and services serving the oil well and gas industries.

Michael I. Wellesley-Wesley, age 56, is the Company's President and Chief Executive Officer, a position he has held since February 2003. Prior to this, he served as a consultant to the Company from July 2001. He formerly held the position of Chairman of the Board of Directors through February 2002 and previously served as Chief Executive Officer of the Company from July 1995 through June 1997. He was a Managing Director of Soundview Ventures from 1999 to 2001.

Michael C. Wheeler, age 59, has, since April 1999, served as Managing Partner with Westerly Partners, LLC, an investment advisory firm providing strategic, financial and technology solutions to early stage companies focused on new media and technology industries.

Board of Directors and Committees of the Board of Directors

The Board of Directors currently consists of eight (8) directors, seven (7) of whom are standing for re-election at this year's Annual Meeting of Shareholders. Mr. Donald P. Greenberg has announced that he will not seek re-election to the Board at the Annual Meeting of Shareholders and therefore his name is excluded from proxy Proposal 1, Election of the Board of Directors, and his last day as a Director will be May 13, 2009. The Board of Directors has elected to reduce the number of authorized directors to seven (7), effective upon Mr. Greenberg's resignation. The Board of Directors currently has a standing audit committee (the "Audit Committee"), a standing compensation committee (the "Compensation Committee") and a standing corporate governance and nominating committee (the "Corporate Governance and Nominating Committee "). Six of the seven directors standing for re-election are "independent directors" as defined in the corporate governance rules of The NASDAQ Stock Market LLC ("NASDAQ"). Mr. Wellesley-Wesley, an executive director, does not meet that definition by virtue of his current employment with the Company. In addition, Mr. Greenberg and Mr. Eugene M. Weber, both of whom served as a director during 2008, also qualified as "independent directors" as defined in the corporate governance rules of NASDAQ. During 2008, the Board of Directors held eleven (11) meetings and the various committees of the Board of Directors held a total of sixteen (16) meetings. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

The Company's directors and the nominees for director are expected to attend the Company's annual meeting of shareholders. All of the Company's directors attended last year's annual meeting of shareholders.

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors on all matters concerning the remuneration of the Company's executive officers, including administering the Company's compensation plans. In particular, the Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and conducts its decision making process with respect to that issue without the chief executive officer present. The current members of the Compensation Committee are Messrs. Ogden, who serves as Chairman, Greenberg and Kelly, all of whom are independent directors under the corporate governance rules of NASDAQ. During 2008 the Compensation Committee held eight (8) meetings. The charter of the Compensation Committee is posted on the Company's website at www.chyron.com, click on Corporate and click on Corporate Governance. Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

The Audit Committee is responsible for approval of the engagement of the Company's independent registered public accountants and for: reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies; reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established; reviewing the Company's accounting and financial reporting processes; reviewing and appraising with management the performance of the Company's independent registered public accountants; and providing an open avenue of communication between the independent registered public accountants and the Board. The current members of the Audit Committee are Messrs. Frey, who serves as Chairman, Greenthal and Ogden. All of the Audit Committee members are qualified under the audit committee independence standards promulgated by NASDAQ and the SEC. Mr. Ogden meets the definition of "financially sophisticated" as required by the corporate governance rules of NASDAQ. None of the Audit Committee members meet the definition of an "audit committee financial expert," as the SEC has defined that term in Item 407 of Regulation S-K. However, the Board of Directors has concluded that maintaining an audit committee without an "audit committee financial expert" is acceptable because the Board believes that the members of the Audit Committee possess the experience necessary to carry out the duties and responsibilities of the

Audit Committee. The Audit Committee held six (6) meetings during 2008. The charter of the Audit Committee is posted on the Company's website at www.chyron.com, click on Corporate and click on Corporate Governance. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

The Company has a Corporate Governance and Nominating Committee. The current members are Messrs. Kelly, who serves as Chairman, Greenthal and Rayne. The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding matters concerning corporate governance, reviewing the composition and evaluating the performance of the Board, recommending persons for election to the Board, evaluating director compensation, reviewing the composition of the committees of the Board and recommending persons to be members of such committees, reviewing and maintaining compliance of committee membership with applicable regulatory requirements, and reviewing conflicts of interest of members of the Board and corporate officers. All of the members of the Corporate Governance and Nominating Committee are qualified under independence standards of NASDAQ. The Corporate Governance and Nominating Committee held two (2) meetings during 2008.The charter of the Corporate Governance and Nominating Committee is posted on the Company's website at www.chyron.com, click on Corporate and click on Corporate Governance.

In identifying and evaluating candidates to be nominated as directors, the Corporate Governance and Nominating Committee seeks individuals with stated relevant experience that can add to the ability of the Board of Directors to fulfill its fiduciary obligation. The Board of Directors shall consider candidates nominated by shareholders. A shareholder who wishes to nominate a director must submit a nomination in writing to the Company's Chairman of the Board, with a copy to the Company's President and CEO, at Chyron Corporation, 5 Hub Drive, Melville, NY 11747, by November 26, 2009. Such nominee must meet the standards set forth above and there must be a vacancy on the Board of Directors. The Company has not received any recommended nominees from a security holder or group of security holders that beneficially own more than 5% of the Company's voting Common Stock. The Company does not pay any third party a fee to assist in the process nor in identifying and evaluating candidates.

The Company has a Code of Ethics for Senior Financial Officers which is applicable to its principal executive officer, its principal financial officer, its principal accounting officer or controller, and any other persons performing similar functions, and a Code of Business Conduct and Ethics which applies to all officers, directors and employees (collectively, the "Codes of Ethics"). To view the full text of the Codes of Ethics please go to the Company's website at www.chyron.com, click on Corporate, and click on Corporate Governance, where the Codes of Ethics are listed. Disclosure regarding any amendments to, or waivers from, the Codes of Ethics that apply to our directors and principal executive, financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of NASDAQ.

Shareholders who have questions or concerns should contact our Investor Relations department at 631-845-3007. Additionally, the Company has a process in place to facilitate shareholder communications to our Board of Directors. To send an e-mail to directors, please go to the Company's website at www.chyron.com, click on Corporate and click on Communications to Directors. You will be asked to provide your contact information and your comments, to select the individual director or the entire group of directors for your communication to be sent to, and then click submit. This will send an e-mail to the selected individual director or the group of directors. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements.

Executive Officers

In addition to Mr. Wellesley-Wesley, the other executive officers of the Company are:

Jerry Kieliszak, age 56, is Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Kieliszak has served as Chyron's Senior Vice President, Chief Financial Officer and Treasurer since joining the Company in March 2002, and was appointed Corporate Secretary by the Board of Directors in May 2008. He is responsible for the Company's finance, administration, legal, human resources and information technology areas. From 2000 to 2001 he was Executive Vice President and Chief Financial Officer of CoreCommerce, an e-commerce software development company with responsibility for business development, finance, administration, human resources and information technology. Until 2000, Mr. Kieliszak was, for eleven years, Vice President and Chief Financial Officer of ABT Corporation, an international, enterprise project management software development company, with responsibility for the operations, finance, administration, legal, human resources and information technology areas. Prior to ABT Corporation, Mr. Kieliszak was with the New York City office of Price Waterhouse for twelve years. He is a CPA and MBA.

Kevin Prince, age 54, is Senior Vice President and Chief Operating Officer. He joined the Company in July 2004 as Vice President of Strategic Marketing. From July 2005 until the present he has served as Chief Operating Officer. In October 2004 he was named a Senior Vice President and retained responsibility for product development, assumed responsibility for engineering and in February 2005 also assumed responsibility for product management and sales and marketing. From October 2004 to February 2005 he was responsible for product development, technology strategy and manufacturing operations. Prior to joining the Company, he was employed by Pinnacle Systems, Inc., where from March 2003 to July 2004 he was Director of Product Planning (Graphics), from July 2001 to March 2003 he was Business Manager of the Vortex Group, and from April 1997 to July 2001 he was Business Manager of the Deko Group.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company's 2009 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for 2009 and incorporated by reference in the Company's 2008 Annual Report on Form 10-K.

The Compensation Committee:

Roger L. Ogden, Chairman

Donald P. Greenberg

Christopher R. Kelly

March 11, 2009

COMPENSATION DISCUSSION AND ANALYSIS

The Summary Compensation Table and supplementary tables that follow describe the compensation paid to our President and Chief Executive Officer ("CEO"), Senior Vice President and Chief Financial Officer ("CFO") and Senior Vice President and Chief Operating Officer ("COO"). These are the only named executive officers in the Company. The Compensation Committee consists of three Directors who are independent as that term is defined by the corporate governance rules of the NASDAQ. It is the duty of the Compensation Committee to develop, administer and review the Company's compensation plans, programs and policies, to monitor the performance and compensation of the Company's named executive officers and other members of the Company's senior management and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation. Mr. Wellesley-Wesley, an employee-Director, abstains from any vote by the Board of Directors relating to matters involving executive compensation. The Compensation Committee has a written charter, a copy of which is available on the Company's website, www.chyron.com. Click on Corporate and click on Corporate Governance. The Compensation Committee meets at least four times per year according to a pre-arranged schedule and agenda, and more often as required, in exercising its responsibilities. During 2008 the Compensation Committee met eight (8) times.

Compensation Objectives and Components

The objective of the Company's compensation program is to attract and retain the best possible executive talent; to motivate its executive officers to enhance the Company's growth and profitability and increase shareholder value; to recognize individual initiative, leadership, achievement, and other contributions; and to reward superior performance and contributions to the achievement of the Company's objectives. The focus is to tie short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executives' incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has developed and maintains an executive compensation package that ties a substantial portion of the executives' overall compensation to the Company's operational and financial performance. The compensation package consists of the following components:

    Salary;

    Annual performance-based cash awards;

    Stock options; and

    Other fringe benefits and perquisites.

The Compensation Committee believes that various elements of this package effectively achieve the objectives of aligning compensation with performance measures that are directly related to the Company's financial goals and creation of shareholder value without encouraging it's executives to take unnecessary and excessive risks. No formal benchmarking of executive compensation packages at other companies is performed. The various elements and mix of this package are determined on a negotiated basis. Each of these components is designed to meet the program's objectives of providing a combination of fixed and variable, short-term and long-term performance-based compensation.

The CEO makes a recommendation to the Compensation Committee for any proposed changes in salary, as well as performance-based awards and stock option grants, for the other executive officers. The Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to the appropriate amount of salary change, as well as performance-based awards and stock option grants, for the CEO, CFO and COO.

Salary

Salary is paid to the named executive officers on a bi-weekly basis. This is a fixed element of compensation. Salaries of the named executive officers are reviewed annually. Increases are normally budgeted to be awarded in March or April, but increases may be delayed or eliminated if earnings are less than planned or to conserve cash. In reaching the decision on salary changes, the Compensation Committee considers individual performance and the average annual budgeted percentage increase for the Company as a whole, as well as informal assessments of prevailing salary levels and other incentives for similar roles in other companies. Base salary percentage increases and the effective date of those increases for the named executive officers during 2008 were as follows: Mr. Wellesley-Wesley, 5.0% effective September 1, 2008; Mr. Kieliszak, 4.4% effective March 31, 2008; and, Mr. Prince, 9.4% effective March 31, 2008. The average annual base salary increase during 2008 for all employees eligible for a base pay increase was 4.76%.

Annual Performance-Based Cash Awards

The annual performance-based cash awards component is primarily designed to achieve our short-term earnings objectives, and is based on an executive incentive compensation plan approved by the Compensation Committee at the beginning of each year. The target award levels for this element of compensation are 70% of salary for the CEO and 60% of salary for the CFO and COO. In each case, three-fourths of the target amount is based on achievement of financial objectives (the "financial objectives target") and one-fourth is based on achievement of personal objectives (the "personal objectives target"). The financial objective is to achieve a designated level of the annual budgeted earnings before interest, taxes, depreciation and amortization, and stock option expense (the "adjusted EBITDA target level"), which management uses as an indication of the Company's ability to generate cash that is or will be used in the business. This objective and the adjusted EBITDA target level is set and approved by the Compensation Committee for all members of the executive incentive compensation plan, including the CEO, CFO and COO. For 2008, the plan specified an award ranging from a minimum award of 85% of the financial objective target dollar amount for achievement of 85% of the adjusted EBITDA target level to a maximum award of 150% of the financial objective target dollar amount for achievement of 125% or more of the adjusted EBITDA target level, based on a formula whereby the financial objective target achievement percentage grew in proportion to adjusted EBITDA target level percentages achieved up to 100%, and then financial target achievement percentages grew at twice the rate as adjusted EBITDA target level percentages achieved for achievement over 100% and up to 125% of adjusted EBITDA target level. For 2008, the Company achieved 45% of the adjusted EBITDA target level, resulting in no financial objectives performance-based cash awards being paid to any of the named executive officers or other members of the executive incentive compensation plan.

The personal objectives for the CFO and COO are recommended by the CEO to the Compensation Committee, which reviews and approves those objectives. The personal objectives for the CEO are set and approved by the Compensation Committee. These goals relate to a variety of factors, depending on the named executive's responsibilities, and include both specific financial related objectives and non-financial related objectives. Financial related personal objectives for the CEO, CFO and/or COO included achievement of a designated amount of revenue and number of customer accounts for the AXIS service and achievement of a designated level of revenue growth in the Company's non-U.S. business. Non-financial related personal objectives for the CEO, CFO and/or COO included, for example, achievement of release of a designated amount of new AXIS service offerings, gaining a designated number of new group or enterprise level customers for the AXIS service, successful implementation or improvement of internal controls and procedures so as to ensure compliance with Sarbanes-Oxley requirements, successfully integrating the AXIS business into the Company, obtaining credit facilities and exploring alternative means of financing growth, implementing a matrix organization in the Company and restructuring certain functional areas, developing strategies for future revenue generating activities and technology improvements, and developing a succession plan for senior and mid-level management. Each personal objective is assigned a weighting as a percentage of the total personal objectives, and this weighting is approved by the Compensation Committee. At year's end, the Compensation Committee measures accomplishment of personal objectives for the CEO, CFO and COO and determines what percentages of their respective personal objectives targets were achieved. For 2008, the CEO, CFO and COO achieved approximately 63%, 70% and 63%, respectively, of their personal objectives. However, the minimum required achievement of adjusted EBITDA target in order to pay personal objectives performance-based cash awards was 60%, and as noted above, the actual achievement for 2008 was 45%, resulting in no personal objectives performance-based cash awards being paid to any of the named executive officers. The personal objectives award, if earned, is typically paid in February or March following the year for which it is earned, and the financial objective award, if earned, is paid in March after the Company's independent registered public accounting firm has completed its audit of the prior year's financial statements. An exception to this payment schedule is that the CEO is entitled to receive, at his election if the Compensation Committee decides that the amount has been earned and would not constitute a loan under the provisions of Sarbanes-Oxley, in April or May of the year earned, a pre-payment of not more than $40,000 of his award so as to permit him to pay his personal income taxes. No such pre-payment was made to the CEO for 2008. For further information, please see the 2008 Grants of Plan-Based Awards table below.

Stock Options

The granting of stock options, which usually vest one-third at the end of each of three years, is designed to achieve the Company's long-term objective of enhancing shareholder value by incentivizing the named executive officers to effectively manage the Company to achieve increased market value. Stock options granted to executive officers and all other employees during the year are designed as incentive stock options ("ISOs") up to permitted levels of the U.S. Internal Revenue Code (the "Code") and thereafter are non-qualified stock options ("NQSOs"). All options are granted at exercise prices equal to the closing market price on the grant date. Stock options to named executive officers are typically granted in the month of May at pre-scheduled meetings of the Compensation Committee and the Board of Directors. It is the Company's policy to grant options to all employees only during periods other than "blackout periods." A blackout period is defined in the Company's insider trading policy as the period beginning after the last day of each quarter and continuing until the second trading day after information relating to the results of operations (earnings report) for such quarter have been announced to the public, but a blackout period may be extended for persons covered by the insider trading policy who have knowledge of material non-public information, for the duration of the period that information remains material non-public information. Stock option grant amounts to the CEO, CFO and COO, and all other employees as well as any non-employees, are approved by the Compensation Committee. While specific target stock option awards are not set for the named executive officers each year, in determining an appropriate amount of stock options to grant to the named executive officers, the Compensation Committee evaluates and considers Company performance against plan and individual performance against personal objectives, and reviews the number of options held by the named executive officers and other employees in relation to the total number of shares outstanding.

Other Fringe Benefits and Perquisites

The Company provides several fringe benefit plans including the Chyron Employees' Pension Plan (the "Pension Plan") and the Chyron Corporation Employees' 401(k) Plan (the "401(k) Plan") to its named executive officers and most other U.S. employees. Additionally, the Company provides other benefits, including medical and dental plans, life and accidental death insurance, short-term and long-term disability insurance, and paid sick leave, vacation and holidays, to all U.S. employees, including the named executive officers.

The Company pays certain perquisites to its CEO. No perquisites are paid to the CFO or COO. In 2008, these perquisites paid to the CEO included a commutation allowance in lieu of a leased automobile and reimbursement for income tax preparation fees. These are explained in more detail in the 2008 All Other Compensation table below.

Impact of Economy on Executive Compensation Practices

Due to the adverse effect on our business of the global economic slowdown that began in 2008, the Compensation Committee approved two measures intended to help improve short term cash flows in 2009. First, the Compensation Committee decided that base salary increases for all of our employees, including the executive officers, will be deferred until such time as our cash balance improves. Second, for the first quarter of 2009, nearly all employees, including all of the named executive officers, whose base salary is one hundred thousand dollars ($100,000) or more annually, participated in a voluntary salary deferral plan. Under this plan, participants elected to defer ten percent (10%), fifteen percent (15%) or twenty percent (20%) of their base salary, and in consideration for their salary deferral, they received a bonus on the deferred amount equal to fifty percent (50%), sixty-seven percent (67%) or one hundred (100%) of the deferred salary amount, respectively. This plan achieved its objective of helping preserve our cash during the first quarter of 2009. The plan was terminated at the end of March 2009, and all deferred salary amounts and related bonuses are to be paid in April 2009. The percentage and amount of salary deferral during the first quarter of 2009, and the related bonus earned by each of the executive officers were: Mr. Wellesley-Wesley, twenty percent (20%) or $21,420, and $21,420; Mr. Kieliszak, fifteen percent (15%) or $7,096, and $4,731; and, Mr. Prince, fifteen percent (15%) or $7,096, and $4,731.

In the event the global economic slowdown continues in 2009 and adversely affects our cash balances, management and the Compensation Committee may decide to implement further measures to conserve our cash, which may include additional salary deferral, salary reductions, reduction in paid time worked, unpaid furloughs or other measures. These measures would likely apply not only to the executive officers but to all employees of our Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The below table summarizes the total compensation earned by each of the named executive officers for the years ended December 31, 2008, 2007 and 2006.

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
			Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Compensation	Earnings	Compensation	Total
Name & Principal Position	Year	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)
(a)	(b)	(c)	(f)	(g)	(h)	(i)	(j)

Michael Wellesley-Wesley,	2008	448,800	136,006	0	28,371	26,452	639,629
President and Chief	2007	431,504	61,991	352,882	19,759	58,838	924,974
Executive Officer	2006	356,163	33,174	175,905	22,688	92,569	680,499

Jerry Kieliszak,	2008	202,671	90,338	0	30,233	6,117	329,359
Senior Vice President and	2007	194,013	39,822	135,894	20,127	5,060	394,916
Chief Financial Officer	2006	180,769	22,776	79,459	19,907	2,882	305,793

Kevin Prince,	2008	200,268	90,338	0	21,086	960	312,652
Senior Vice President	2007	185,194	41,328	127,865	14,831	960	370,178
and Chief Operating Officer	2006	174,087	22,242	69,958	11,889	720	278,896

1 Represents base salary earned during the respective fiscal year ended December 31.

2 Represents the stock option expense recorded for the named executive officers in the Company's statement of operations in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, ("FAS 123R"), excluding any estimated forfeitures. The Company's policy with respect to recording stock option expense is explained in Footnote 1, Summary of Significant Accounting Policies, and the assumptions used in arriving at these amounts are described in Footnote 8, Long-Term Incentive Plan, to the Company's Consolidated Financial Statements appearing in the Company's Annual Report on Form 10-K for 2008. The above amounts for 2008 include amounts from awards granted in 2005 through 2008, for 2007 include amounts for awards granted in 2004 through 2007, and for 2006 include amounts for awards granted in 2003 through 2006. There can be no assurance that these amounts will ever be realized by the executive officers.

3 Represents payouts under an executive incentive compensation plan approved by the Compensation Committee at the beginning of each fiscal year. In 2008, no performance-based cash awards were paid to any of our named executive officers. See the Annual Performance-Based Cash Awards section above for a discussion of the policy and terms of these awards and the Grants of Plan-Based Awards table below.

4 Represents the actuarial increase in the present value of the named executive officer's benefits under the Pension Plan, a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company meeting Pension Plan eligibility criteria. Present values for 2008 are based on certain assumptions which are disclosed in narrative following the 2008 Pension Benefits table below. For additional information on the Pension Plan, refer to Footnote 11, Benefit Plans, to the Company's Consolidated Financial Statements appearing in the Company's Annual Report on Form 10-K for 2008.

5 Represents perquisites, Company matching contributions to the 401(k) Plan and group term life insurance premiums. See the following 2008 All Other Compensation table for additional information.

2008 All Other Compensation

		Tax	Company Match
	Commutation	Preparation	on Qualified	Life Insurance
	Allowance	Fees	401(k)Plan	Premiums
Name	($)[1]	($)[2]	($)[3]	($)[4]

Michael Wellesley-Wesley	18,000	6,750	742	960
Jerry Kieliszak	-	-	5,157	960
Kevin Prince	-	-	-	960

1 Mr. Wellesley-Wesley receives a commutation allowance of $18,000 per year, payable in bi-weekly installments, in lieu of a leased automobile.

2 The Company reimburses Mr. Wellesley-Wesley for professional tax assistance in preparing his personal income tax returns, up to a maximum of $5,000 per year. During 2008 the Company reimbursed him $6,750, consisting of $5,000 relating to 2008 and $1,750 relating to 2007 that was claimed for reimbursement in 2008.

3 Represents the company matching contribution that the Company makes for all employees who participate in the 401(k) Plan. Mr. Prince did not participate in the 401(k) plan in 2008.

4 Represents Company paid premiums for group term life insurance for the named executive officers. The Company provides group term life insurance for all of its U.S. employees equal to 250% of the insured's annual salary capped at two hundred and fifty thousand of insurance, except for the named executive officers for whom the insurance provided is five hundred thousand dollars each.

2008 Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards during the fiscal year ended December 31, 2008 to each of the executive named in the Summary Compensation Table.

					All other
					option
					awards:		Grant
					Number of	Exercise	date
		Estimated future payouts under			securities	price of	fair value
		non-equity incentive plan awards(1)			underlying	option	of option
	Grant	Threshold	Target	Maximum	options	awards	awards
Name	Date	($)	($)	($)	(#)(2)	($/Sh)	($)(3)
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(l)

Michael Wellesley-Wesley	2/20/2008	247,401	314,160	431,970
	5/19/2008				75,000	5.48	340,168

Jerry Kieliszak	2/20/2008	95,762	121,603	167,204
	5/19/2008				50,000	5.48	226,779

Kevin Prince	2/20/2008	94,627	120,161	165,221
	5/19/2008				50,000	5.48	226,779

(1) Represents the threshold, target and maximum executive incentive compensation plan awards that could have been earned for 2008 if these levels had been achieved. No cash awards were earned or paid for 2008 under the plan because the threshold levels of the adjusted EBITDA target were not achieved. The targeted performance-based cash awards under our 2008 executive incentive compensation plan were 70% of base salary for Mr. Wellesley-Wesley and 60% of base salary for Messrs. Kieliszak and Prince. See the "Compensation Discussion and Analysis - Annual Performance-Based Cash Awards" section above for the quantitative performance related factors considered by the Compensation Committee in reaching its decision that no cash awards were earned for 2008.

(2) These are a combination of incentive and non-qualified stock options. All vest over three years at the rate of one-third at the end of each anniversary from date of grant, as is typical for stock option grants under the Company's stock option plan. The exercise price is the closing market price on the grant date, as is consistent with the Company's policy. Code regulations limit the amount of stock options that may be classified as incentive stock options based on the value of the option award. The breakdown between incentive and non-qualified stock options for the three named executive officers for the 2008 awards is as follows: Mr. Wellesley-Wesley, 7,389 and 67,611, respectively; Mr. Kieliszak, 23,173 and 26,827, respectively; and Mr. Prince, 23,173 and 26,827, respectively.

(3) The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company's stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield and expected life. The fair values of the above stock option awards for 2008 were estimated based on the following assumptions: exercise price per share, $5.48; expected volatility, 106.93%; risk-free interest rate, 3.25%; expected dividend yield, 0.00%; expected life, 6 years; and estimated fair value per option granted, $4.54. The above grant date fair value of option awards excludes any estimated forfeitures. There can be no assurance that these amounts will ever be realized by the executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2008 to each of the executive officers named in the Summary Compensation Table.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Options	Option
	Options(#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable[1]	Price ($/sh.)	Date
(a)	(b)	(c)	(e)	(f)

Michael Wellesley-Wesley	1,667	0	7.125	7/31/2010
	50,000	0	1.650	7/25/2011
	1,667	0	1.500	7/31/2011
	1,667	0	0.855	7/31/2012
	50,000	0	0.660	2/21/2013
	78,334	0	2.010	5/18/2014
	50,000	0	1.020	6/3/2015
	33,334	16,666	2.760	5/18/2016
	16,666	33,334	2.430	5/16/2017
	0	75,000	5.480	5/19/2018

Jerry Kieliszak	25,000	0	1.830	5/23/2012
	16,667	0	0.810	12/13/2012
	16,667	0	0.480	3/21/2013
	8,334	0	1.050	11/7/2013
	33,334	0	2.010	5/18/2014
	25,000	0	1.020	6/3/2015
	22,223	11,111	2.760	5/18/2016
	11,112	22,222	2.430	5/16/2017
	0	50,000	5.480	5/19/2018

Kevin Prince	16,667	0	1.440	8/16/2014
	33,334	0	1.020	6/3/2015
	22,223	11,111	2.760	5/18/2016
	11,112	22,222	2.430	5/16/2017
	0	50,000	5.480	5/19/2018

1 The date of grant of each of the above options is ten years prior to the above option expiration dates. The unexercisable options above vest over three years at one-third of the total grant each anniversary date from date of grant.

None of the named executive officers exercised any stock options during 2008.

2008 Pension Benefits

		Number of		Payments
		Years of	Present Value	During
		Credited	of Accumulated	Last Fiscal
Name	Plan Name	Service (#)[1]	Benefit ($)	Year($)
(a)	(b)	(c)	(d)	(e)

Michael Wellesley-Wesley	Chyron Employees' Pension Plan	4.5	92,115	-
Jerry Kieliszak	Chyron Employees' Pension Plan	5.5	95,145	-
Kevin Prince	Chyron Employees' Pension Plan	3.0	47,806	-

1 As of December 31, 2008, the number of years and months that each named executive officer has worked for the Company, in arriving at these numbers of years of credited service, is as follows: Mr. Wellesley-Wesley, 5 years, 10 months; Mr. Kieliszak, 6 years, 9 months; and Mr. Prince, 4 years, 5 months.

The Pension Plan is a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company, including the named executive officers, meeting Pension Plan eligibility criteria. The criteria states that employees are eligible to participate in, and will be enrolled in, the Pension Plan on January 1st or July 1st after completing one full year of service as measured from date of hire and having attained the age of 21. Effective October 1, 2006, the Pension Plan was closed to all employees hired on or after October 1, 2006. Years of credited service for benefits purposes are measured based on the number of years an employee is a participant in the Pension Plan.

A participant's normal retirement age is the later of the date he or she reaches age 65 or the date he or she completes 5 years of service of participation in the Pension Plan. Participants may also elect an early retirement option at age 55, but with actuarially determined reductions in benefits. Benefits earned as of December 31, 2005 are payable either as an annuity or as a lump sum, and benefits earned after 2005 are only payable as an annuity (if over a de minimis amount). In addition to a single life annuity, benefits can be payable as other actuarially equivalent annuities.

A participant who was enrolled in the Pension Plan prior to July 1, 1998 will receive a monthly pension benefit at normal retirement equal to 25% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 38% of such earnings in excess of Social Security Covered Compensation for the period of his or her participation prior to July 1, 1998. The benefit is reduced by 1/20th for each year of service that the participant's years of service with the Company are less than 20 years. A participant who enrolled on or after July 1, 1998, and, for post June 30, 1998 participation for participants who enrolled prior to July 1, 1998, the monthly pension benefit at normal retirement will be computed as 32% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 48% of final average earnings in excess of Social Security Covered Compensation. The benefit is reduced by 1/35th for each year of service that the participant's years of service with the Company are less than 35 years. For years prior to January 1, 2007 earnings represent base salary earnings plus commissions not to exceed 80% of base earnings. Effective January 1, 2007, earnings represent base salary earnings plus cash incentive plan awards, and commissions not to exceed 80% of base earnings. Final average earnings are based on the five highest consecutive years of earnings during the ten years prior to retirement or termination of employment.

Vested benefits are those amounts to which participants are entitled regardless of future service to the Company. A participant is credited with a year of service for vesting purposes for each Pension Plan year during which he completes at least 1,000 hours of service, commencing with his year of hire. Participants hired from July 1, 1998 to September 30, 2006 vest according to the following schedule: years of service less than five, 0% vested; and years of service five or more, 100% vested. Employees hired on or after October 1, 2006 are not eligible to participate in the Pension Plan.

In addition to vested benefits, the Pension Plan provides certain disability and death benefits. If a participant becomes disabled prior to his or her retirement or other termination of employment, he or she is entitled to receive the present value of his or her accrued benefits in the form of a lump sum payment. Upon death of a participant, the beneficiary is entitled to receive the vested interest of the participant's accrued benefit in the form of a lump sum amount, subject to eligibility requirements stipulated in the Pension Plan.

The present value of accumulated benefits in the table above has been determined by an independent actuary. These amounts have been determined based on certain assumptions, some of which are disclosed in Footnote 11, Benefit Plans, to the Company's consolidated financial statements in its Annual Report on Form 10-K for 2008. Key assumptions include: a 6.20% discount rate; RP 2000 generational mortality with a white collar adjustment, and lump sums calculated using mandated interest rates and mortality. Benefits earned as of December 31, 2005 were assumed to be payable as a lump sum, and benefits earned after 2005 are assumed to be payable as a single life annuity. Further, it was assumed that benefits will commence at normal retirement age and there will be no turnover prior to retirement. The foregoing actuarial assumptions are also based on the presumption that the Pension Plan will continue. If the Pension Plan were to be terminated or frozen, different actuarial assumptions and other factors might be applicable in determining the present value of accumulated benefits.

Potential Payments upon Termination Related to a Change in Control

The Company is party to change in control agreements with each of the named executive officers. These agreements are intended to provide for continuity of management in the event of a change in control (as defined below) and provide that the named executive officers would be entitled to certain severance benefits upon their termination related to a change in control of the Company (as defined below). If as a result of a change in control the named executive officer is terminated without cause (as defined below) or resigns for good reason (as defined below), then the Company would pay the named executive officer: (i) an amount equal to his then current base salary for a 12-month period ("severance salary"); (ii) a cash incentive plan award equal to the greater of the cash incentive plan award paid to him for the full fiscal year immediately prior to a change in control and the annualized amount of the cash incentive plan award accrued for the year in which the change in control occurs ("severance cash incentive plan award"); (iii) payment for any accrued but unused vacation up to the maximum accrual of six weeks; (iv) all unvested options would immediately vest and the period to exercise such options would be the remaining term of the option grant regardless of any shorter period in the Company's stock option plan; and (v) an amount, grossed up for federal, state and local taxes, in lieu of one (1) year of participation in the Company's life, long-term disability and health insurance plans ("severance benefits").

Following a severance event (as defined below), the severance salary would be paid in even installments on a bi-weekly basis for a period of twelve (12) months from the date of termination, and the severance cash incentive plan award, severance benefits and accrued vacation amounts would be paid in a lump sum within two (2) business days (or in the case of Mr. Wellesley-Wesley, within twenty (20) business days) from the date of termination. The agreements specify that the Company will indemnify the named executive officer and hold him harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities that result from the application of Section 409A of the Code in connection with payments received under the agreements, as long as the officer has complied with the terms of the agreement. Any such payments will be made on a grossed-up basis. The Company has structured the agreements in such a way as to seek to comply with Section 409A of the Code. The Company will also make a gross-up payment in the event that the total payments exceed 115% of the maximum amount that could be paid without becoming subject to the golden parachute excise tax under Section 4999 of the Code. The Company will also indemnify and hold harmless the named executive officer, on an after-tax basis, for any costs, expenses, penalties, fines, interest or other liabilities incurred by him related to the Company's decision to contest a claim or any imputed income relating to any advance or action taken on the named executive officer's behalf by the Company with respect to the excise tax. The Company will also pay all legal fees and expenses and the named executive officer's reasonable expenses with respect to the excise tax. The Company will also pay all fees and expenses of the accounting firm in determining whether a gross up payment is required and its amount.

Mr. Wellesley-Wesley's change in control agreement is effective until the earlier of August 31, 2010 or his termination for cause (as defined in his employment agreement), physical or mental incapacity or disability, or death. Notwithstanding the foregoing, if there is a change in control while he is employed by the company, then the term of his change in control agreement would be automatically extended for an additional two years from the date of such change in control.

For purposes of the agreements:

  "change in control" is defined as: (i) the acquisition, directly or indirectly, by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended), of ownership of 30% or more of either the Company's then outstanding common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) individuals who constitute the Board of Directors on the date of the agreement (or whose election or nomination for election to the Board of Directors by the Company's stockholders was approved by at least a majority of those individuals, but not if his or her initial assumption of office resulted from an actual or threatened election contest or solicitation of proxies or consents by persons other than the Board of Directors) (the "Incumbent Board") cease to constitute at least a majority of the Board of Directors; (iii) shareholders approve a reorganization, merger or consolidation unless, following the reorganization, merger or consolidation, 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned by substantially all of the persons in substantially the same proportions who were beneficial owners immediately before the reorganization, merger or consolidation, and at least a majority of the Board of Directors after the reorganization, merger or consolidation were members of the Incumbent Board when the initial agreement providing for the reorganization, merger, or consolidation was executed; (iv) shareholders approve a complete liquidation or dissolution of the Company; or (v) shareholders approve the sale or other disposition of all or substantially all of the assets of the Company;

  "cause" is defined as (i) being convicted of a felony crime; (ii) willfully committing any act or willfully omitting to take any action in bad faith and to the material detriment to the Company; (iii) committing an act of active and deliberate fraud against the Company; or (iv) materially breaching any term of the agreement or any written policy of the Company that could expose the Company to significant damages and failing to correct such breach within ten (10) days after written notice thereof;

  "severance event" is defined as termination of employment of the named executive officer if his termination is related to a change in control and is either without cause or a resignation for good reason; and

  "good reason" is defined as the named executive officer giving notice of his resignation as a result of: (i) a reduction in his base salary or the cap on his incentive pay; (ii) his assignment to any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities which result in a diminution in such position, authority, duties or responsibilities, whether immediately prior to or after the occurrence of a severance event; (iii) the taking of any action by the Company which would adversely affect his participation in, or materially reduce his benefits under any plans, including incentive pay plans or programs, offered by the Company prior to the severance event; or (iv) in the event of or after the occurrence of a severance event, requiring him to be based at any office or location other than in New York City or Long Island (or in the case of Mr. Wellesley-Wesley, other than in New York City, Long Island, or London, U.K.)

These change in control agreements supersede and replace the named executive officer's rights to benefits under the Employees Severance Plan, Mr. Wellesley-Wesley's rights under his employment agreement, and Mr. Kieliszak's rights under his severance agreement, in the event of a change in control.

Estimated Benefits upon a Change in Control

The following table shows estimated amounts that would be payable in the event of a change in control in 2009 under change in control agreements between the named executive officers and the Company. Such amounts are based on compensation and benefit plan and other costs in effect at December 31, 2008.

		Severance			Early
		Cash			Vesting
		Incentive			of	Tax
	Severance	Plan	Severance	Accrued	Stock	Gross	Excise
	Salary	Award	Benefits	Vacation	Options	Up	Tax	Total
Name	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)[6]	($)[7]	($)

Michael Wellesley-Wesley	464,100	324,870	22,469	17,850	0	16,950	127,984	974,224

Jerry Kieliszak	205,000	123,000	22,469	7,885	0	16,950	0	375,304

Kevin Prince	205,000	123,000	22,469	7,885	0	16,950	0	375,304
1 Amounts represent base salary in effect at December 31, 2008.

2 It is assumed for this purpose that the target bonuses for 2009 would be the greater amount of 2009 projected bonuses versus 2008 actual cash incentive plan awards, and that no base salary increases are awarded in 2009.

3 Amounts represent management estimates based on existing life insurance, long-term disability and health insurance plan premiums. Actual amounts would be costs charged by third party insurers to provide comparable benefits to those provided by the Company for the twelve-month period following termination.

4 Amounts represent actual accrued vacation at December 31, 2008.

5 The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money option shares as of December 31, 2008 by the spread between the closing price of our stock as of December 31, 2008, which was $1.50 per share, and the exercise price of such unvested option. There were no in-the-money unvested stock options held by the named executive officers at December 31, 2008.

6 The tax gross-up is estimated as that required to compensate for an estimated 43% tax rate (federal, state, local and social security tax) on the Severance Benefits amounts.

7 The change in control agreements for each of the named executive officers state that the Company will hold each harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities (the "409A penalties") that might result from any non-compliance with Section 409A of the Code in connection with payments made under the agreements. Accrued vacation, early vesting of stock options, the portion of payments in lieu of benefits relating to post-termination reimbursement of medical benefits and the 409A limitation of $460,000 are not counted in arriving at the total payments subject to 409A excise tax and interest. Based on these adjustments, the Company estimates that only $357,725 of payments to Mr. Wellesley-Wesley would be subject to 409A excise tax and interest in a scenario in which the change in control payments made to him were determined to not be in compliance with 409A. We assumed a change in control date of December 31, 2008; payment to him of the change in control payments, net of excise tax withheld, on April 15, 2009; an excise tax rate of 20% for purposes of computing excise taxes due to tax authorities; a 7.0% annual interest rate for purposes of computing interest due to tax authorities on the excise tax as measured from the change in control date to the withholding date; and a personal combined income tax rate of 43%, which rate was used to compute the tax gross-up amount of $55,033 included in the amount shown, so as to net him, on an after-tax basis, with the $71,545 excise tax and $1,406 interest (collectively the 409A penalties) that would be payable to tax authorities. We are required to report this information in this Compensation Discussion & Analysis section to disclose what the effect would be if 409A were not complied with. However, we believe that the change in control agreements as structured comply with the requirements of 409A and we intend to comply with 409A to the fullest extent possible, and therefore we believe the aforementioned 409A penalties would likely not be incurred.

Estimated Benefits upon Termination Related to Other Than a Change in Control

The Company has an employment agreement with Mr. Wellesley-Wesley dated September 19, 2008, for a term commencing September 1, 2008 through August 31, 2010. The parties agree to begin good faith negotiations of an extension within 120 days before the end of the employment term. The agreement provides for his receipt of the following with respect to renewal of the contract:

  If the Company desires not to renew the agreement or offers to renew the agreement on terms less favorable to Mr. Wellesley-Wesley than those contained in the agreement or for a period of less than one (1) year, then the Company will pay him a transitional payment of his base salary for an additional six (6) months, Company health benefits, and any accrued but unpaid cash incentive plan award, and a monthly commutation payment of $1,500 per month for an additional six (6) months so that he could assist the Company in an orderly transition to a new CEO.

    If the Company offers to extend the agreement for a period of not less than one (1) year on terms and conditions that are no less favorable than contained in the agreement and Mr. Wellesley-Wesley declines to accept such extension, then there would be no further severance payments or transitional payment due to him at the end of the employment term.

    If the Company does not extend the agreement, then all of his vested options would have an exercise period equal to the remaining term of such options without regard to any shorter exercise period in the stock option plan.

The agreement provides for his receipt of the following with respect to his termination of employment, which are not subject to mitigation or any right of set-off:

    If he is terminated for cause, then he would receive his base salary to the effective date of his termination, any accrued but unpaid cash incentive plan award and commutation payment, and any unreimbursed expenses. "Cause" means he is convicted of a felony crime, willfully commits any act or willfully omits to take any action in bad faith and to the material detriment of the Company, commits an act of active and deliberate fraud against the Company, or materially breaches his employment agreement and fails to correct the breach within ten (10) days written notice of its commission.

    If he is physically or mentally incapacitated or disabled or otherwise unable to fulfill his duties for one hundred twenty (120) consecutive days, and he is unable to resume his duties after thirty (30) days notice from the Company, then he would receive the pro rata portion of his base salary not previously paid through the date of termination, any accrued but unpaid cash incentive plan award and commutation payment, and any unreimbursed expenses. Any amount provided for under any insurance policy or similar instrument would also be paid by the insurer. He would also receive from the insurer any payment as may be provided under any disability insurance policy.

    If he dies, the Company would pay the pro rata portion of his base salary not previously paid through the date of his death and any accrued but unpaid cash incentive plan award, and any unreimbursed expenses. Any amount provided for under any insurance policy or similar instrument will also be paid by the insurer.

    If the Company terminates him for any other reason than described above or as a result of a change in control as defined in his change in control agreement, or he resigns for good reason, then the Company would pay him: (i) his base salary for the longer of the remainder of the employment term following the date of termination or six (6) months; (ii) all unvested options which would immediately vest and have an exercise period equal to the remaining term of such options without regard to any shorter exercise period set forth in the relevant stock option plan as a result of termination; (iii) an amount, grossed up for federal, state and local taxes, in lieu of participation in the Company's life, long-term disability and health insurance plans for the remaining term of the agreement; (iv) any accrued but unpaid base salary and cash incentive plan award; and, (v) any previously incurred but unpaid business expenses and commutation payment, and other amounts due him. These amounts would be paid in accordance with Company policy as if he had not been terminated, except the benefits described in item (iii) of the previous sentence would be paid in a lump sum within twenty (20) business days from the date of termination. "Good reason" means a reduction in his base salary or the cap, if any, on his incentive pay; his assignment to any duties inconsistent in any material respect with his position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities which result in a material diminution in such position, authority, or duties.

The agreement also contains non-competition and confidential information provisions. The non-competition provision prohibits Mr. Wellesley-Wesley during his employment with the Company from acting as a consultant, director, officer, employee, owner, member or partner of a competitor of the Company or for certain periods described below directly or indirectly from competing with or being engaged in the Company's business or acting as a consultant, director, officer, employee, owner, member or partner of a business that is a competitor of the Company at the time he ceases to be a Company employee. This prohibition applies worldwide. But mere ownership of 5% of a competitor's outstanding common stock if that stock is publicly traded, or passive investment in a fund in which he has no investment discretion, is not a breach of the non-competition provision. The prohibition will not apply if he is terminated without cause or he resigns for good reason. In the event the Company offers to extend the agreement for a period of not less than one (1) year on terms not less favorable than those contained in the agreement and he declines to accept the extension, the non-competition provision remains in effect through February 28, 2011. In the event the Company desires not to renew the agreement or offers to renew the agreement on terms less favorable to him than those contained in the agreement or for a period of less than one (1) year and he is entitled to the transitional payment, then the non-competition provision remains in effect through August 31, 2011. In the event that he is terminated for cause or resigns not for good reason, then the non-competition provision remains in effect for one (1) year from the date his employment with the Company ceases. The confidentiality provision prohibits Mr. Wellesley-Wesley from publishing, disclosing, or making accessible to others any confidential information relating to the business of the Company during the employment term or anytime thereafter without the Company's prior written consent, except to the extent it is required by law, would be in the best interest of the Company in his reasonable judgment, or is reasonably necessary for him to defend his rights under the agreement. Any waiver must be in writing and the failure to insist upon strict adherence to the agreement will not deprive the Company of its right to insist upon strict adherence thereafter.

Assuming that Mr. Wellesley-Wesley had been terminated for any reason other than cause, physical or mental incapacitation , death or as a result of a change in control, or he resigned for good reason as defined in his change in control agreement, on December 31, 2008, his severance payments under the agreement would have been: (i) salary, $773,500 (representing twenty months of salary based on his annual base salary of $464,100 in effect at December 31, 2008); (ii) life, long-term disability and health insurance plan benefits at an estimated cost to the Company of $65,699 (including tax gross ups); and (iii) estimated accrued but unpaid cash incentive plan award of $0 (because at December 31, 2008 the accrued but unpaid incentive plan award was zero). In addition, 125,000 unvested stock options outstanding at December 31, 2008 would have immediately vested. His base salary would be payable over the remainder of his employment term, his benefits would be payable in a lump sum within twenty (20) days from the date of termination and any unpaid performance-based cash award would be paid not later than in February or March 2009, when other named executive officers would customarily be paid their awards. This employment agreement is in lieu of any benefits that Mr. Wellesley-Wesley might otherwise receive under the Company's Severance Plan for U.S. Employees, and this employment agreement is superseded and replaced by the aforementioned change in control agreement in the event of a change in control.

The Company and Mr. Kieliszak are parties to a severance agreement dated October 26, 2007 that provides that in the event Mr. Kieliszak is terminated without cause, he is entitled to receive twelve (12) months of severance based on his annual base salary at the time of termination ("severance salary"), a pro rata portion (based on passage of time) of the cash incentive plan award he would have earned for the full year in which he is terminated, and an amount, grossed up for federal, state, local and social security taxes or any additional gross up on such payment, in lieu of participation in the Company's health insurance plan for a twelve (12) month period. The severance salary is subject to mitigation after the three month severance period provided for in the Company's Employees Severance Plan. "Cause" means conviction of a felony crime, willful commission of any act or willfully omits to take any action in bad faith and to the material detriment of the Company, or commission of any act of active and deliberate fraud against the Company. Estimated amounts payable under this agreement at December 31, 2008 are: (i) salary of $205,000 (representing one year's worth of salary in effect at December 31, 2008), (ii) his 2008 cash incentive plan award of $0 (because at December 31, 2008 the accrued but unpaid incentive plan award was zero), and (iii) an amount in lieu of participation in the Company's health insurance plan, grossed up for taxes, of $30,647. The salary amount would be payable bi-weekly over the severance period. The cash incentive plan award would be payable in the following February or March when the other named executive officers are paid their awards. The amount in lieu of participation in the Company's health insurance plan, grossed up for taxes, would be paid in a lump sum within two (2) business days from the date of termination. This severance agreement is superseded and replaced by the aforementioned change in control agreement in the event of a change in control.

Mr. Prince is a participant in the Employees Severance Plan. Under this plan, if he is involuntarily terminated for a reason other than cause, he is entitled to severance pay of three months of base pay. "Cause" means he is convicted of a felony crime, willfully commits any act of or willfully omits to take any action in bad faith and to the material detriment of the Company, commits an act of active and deliberate fraud against the Company, or materially breaches any written policy of the Company which could expose the Company to significant damages (including but not limited to breach of the Company's anti-discrimination or harassment policies) and fails to correct such breach within ten (10) days after written notice thereof. Payment of the severance may be in one lump sum or in installments each Company payroll over the severance period, at the option of the Company. Total severance to which he would be entitled under the plan would be $51,250 based on his annual salary at December 31, 2008. Additionally, it is the Company's policy to pay for COBRA medical and dental benefits premiums for senior management personnel for six months following termination for other than cause. The cost to the Company of this coverage would be $1,393 based on current rates. Mr. Prince's participation in this severance plan is superseded and replaced by the aforementioned change in control agreement in the event of a change in control.

The Effects of Regulatory Requirements on Our Executive Compensation

Code Section 162(m). Section 162(m) of the Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company's proxy statement unless the compensation meets certain specific requirements. Under currently applicable regulations, in general, the named executive officers of the Company are not currently compensated, nor do we expect they would be compensated in the foreseeable future, at a rate that would implicate Code Section 162(m).

Code Section 409A. Code Section 409A generally modified the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. The Compensation Committee considers the implications under Code Section 409A in determining the design, including the form and timing of deferred compensation, paid to our employees, including named executive officers. The Company administers its non-qualified deferred compensation arrangements in accordance with a reasonable good faith interpretation of the rules and guidance published under Code Section 409A, and will continue to do so.

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit, respectively, the Company's ability to take a tax deduction for certain "excess parachute payments" (as defined in Code Sections 280G and 4999) and impose excise taxes on certain executives who receive "excess parachute payments" that are contingent upon a "change in control" (as defined in Code Section 280G). The Compensation Committee considers the adverse tax consequences imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including our named executive officers.

Accounting Rules. Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for awards under its incentive programs in its financial statements. The Compensation Committee takes into consideration the accounting treatment of stock options under FAS 123(R) when determining the types of and value of option grants under the stock option plan for all employees, including our named executive officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

DIRECTOR COMPENSATION

The Company pays its non-employee Directors a combination of an annual retainer and fees for meetings attended. The Chairman of the Board of Directors, Roger L. Ogden, receives an annual retainer of $10,000 and each other non-employee Director receives an annual retainer of $5,000. In 2008 retainers were paid quarterly in equal installments after the end of each quarter. Fees paid in 2008 for attendance at meetings were $1,000 for attendance at a meeting of the Board of Directors and $500 for attendance at a committee meeting, regardless of whether the attendance was in person or by telephone. Fees were paid quarterly with the retainer. Directors are also reimbursed for travel, meals, lodging and other expenses incidental to attendance at meetings in accordance with the Company's travel and expense policy.

Commencing January 1, 2009 the fee structure was changed by the Board of Directors. For attendance at a Board meeting in person the Director will continue to be paid $1,000 but for attendance by telephone the Director will be paid only $500. For attendance at a committee meeting in person the

Director will continue to be paid $500 but for attendance by telephone the Director will be paid only $250. Additionally, the Board decided that payment of their 2009 retainers and fees will be deferred until the end of 2009 as a short-term cash conservation measure for the Company. This new fee structure will be reviewed at the end of 2009 and could revert to the former arrangement based upon the then current economic conditions and the progress of the Company.

In addition to retainers and fees, each non-employee Director receives an annual non-qualified stock option award for 15,000 common shares on the last trading day in July. This schedule and the number of stock option shares to be awarded are set by terms of the Company's stock option plan. Such options are awarded at exercise prices equal to the closing market price on the grant date. Each option becomes exercisable on the date of grant unless otherwise determined by the Board, and expires ten years after the date of grant. For the options granted to the Board in 2008, the Board provided that the options would vest over three years, with options vesting monthly in the first year and, if the director remained on the Board on the first anniversary of grant, then in equal thirds on the second and third anniversaries of grant even if the director no longer served on the Board. No non-executive Director had any compensation arrangement with the Company other than as described below during 2008. Mr. Wellesley-Wesley, an employee-Director, receives no retainers or fees for his service on the Board of Directors. Retainers and fees paid, and the fair value of option awards that were granted and expensed in 2008 to non-employee Directors are as follows:

2008 Director Compensation

	Fees Earned or		All Other
	Paid in Cash	Option Awards	Compensation	Total
Name	($)	($)[1]	($)[2]	($)
(a)	(b)	(d)	(g)	(h)

Peter F. Frey[3]	$13,159	$30,443	--	$43,602
Donald P. Greenberg[4]	19,000	30,443	--	49,443
Richard P. Greenthal[5]	20,000	30,443	--	50,443
Christopher R. Kelly[6]	24,750	30,443	--	55,193
Roger L. Ogden[7]	15,909	30,443	56,328	102,680
Robert A. Rayne[8]	12,659	30,443	--	43,102
Eugene M. Weber[9]	18,000	13,349	--	31,349
Michael C. Wheeler[10]	18,000	30,443	105,000	153,443

1 Represents the stock option expense recorded for the named Directors in the Company's statement of operations in accordance with "FAS 123R" for 2008. The Company's policy with respect to recording stock option expense is explained in Footnote 1, Summary of Significant Accounting Policies, to the Company's Consolidated Financial Statements appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The fair value of each option award is estimated on the date of grant using a Block-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company's stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield and expected life. The fair values of the annual directors stock option awards granted on July 31, 2008 were estimated based on the following assumptions: exercise price of $5.87 per share (equal to the closing market price per share on the grant date); expected volatility, 104.94%; risk-free interest rate, 3.4%, expected dividend yield, 0.00%; expected life, 6 years; and estimated fair value per option granted, $4.82. The above grant date fair value of option awards excludes any estimated forfeitures. The FAS 123R stock option expense for Mr. Weber was re-calculated at December 31, 2008 upon his resignation from the Board and his entering into a consulting agreement with the Company, a condition of which was that the Company agreed that Mr. Weber's unvested stock options at December 31, 2008 would continue to vest in accordance with the original vesting schedule for such options as if Mr. Weber had remained as a full time Director through July 31, 2009. This change in vesting resulted in a new measurement date for calculating FAS 123R stock option expense for Mr. Weber's stock option grant awarded on July 31, 2008, and accordingly, stock option expense for that award was changed from $30,443 to $13,349. The assumptions used in calculating the $13,349 were: market price per share, $1.50 (the closing market price of our common stock on December 31, 2008, the new measurement date); expected volatility, 97.0%; risk-free interest rate, 1.71%; expected dividend yield, 0.00%; expected life, 6 years; and estimated fair value per option share, $0.89. There can be no assurance that these amounts will ever be realized. The above named Directors hold the following number of stock options outstanding at December 31, 2008: Peter F. Frey, 15,000; Donald P. Greenberg, 73,338; Richard P. Greenthal, 35,835; Christopher R. Kelly, 55,004; Roger L. Ogden, 25,000; Robert A. Rayne, 15,000; Eugene M. Weber, 56,671; and Michael C. Wheeler, 35,835.

2All Other Compensation for Messrs. Ogden and Wheeler is explained in the narrative following these footnotes.
3 Elected to the Board and became a member of the Audit Committee on May 14, 2008; named Chairman of the Audit Committee on December 31, 2008.
4 Member of the Compensation Committee; member of the Audit Committee until May 14, 2008.
5 Member of the Audit Committee and Member of the Corporate Governance and Nominating Committee.

6 Chairman of the Board of Directors until October 3, 2008; Chairman of the Corporate Governance and Nominating Committee until May 14, 2008, and then again since July 22, 2008, and in the interim served as a member of that committee; Chairman of the Compensation Committee until May 14, 2008 and thereafter a member of that committee.

7 Elected to the Board and joined, as Chairman, the Compensation Committee on May 14, 2008; named Chairman of the Board of Directors on October 3, 2008; joined as a member the Audit Committee on December 31, 2008.

8 Elected to the Board and became a member of the Corporate Governance & Nominating Committee on May 14, 2008.
9 Member of the Board and Chairman of the Audit Committee until his resignation from the Board effective December 31, 2008.

10 Member of the Compensation Committee until May 14, 2008; member of the Corporate Governance & Nominating Committee, then named its Chairman on May 14, 2008, then resigned from this committee effective as of June 24, 2008.

On February 1, 2008, prior to his being elected to the Company's Board of Directors on May 14, 2008, the Company entered into a two month consulting agreement with Mr. Ogden for him to provide advisory services with respect to various activities of the Company including but not limited to, the development of new multimedia products and services arising from the Company's acquisition of the AXIS product line and the development of new business opportunities around the Company's digital signage products and infrastructure technologies. In consideration of his services, the Company paid Mr. Ogden a cash fee of $10,000 and on February 1, 2008 awarded him 10,000 non-qualified, immediately vested stock options at an exercise price of $5.48 per share which was the closing market price that day. The FAS 123R stock option expense recorded with respect to the stock options was $46,328 based on the following assumptions: exercise price of $5.48 per share; expected volatility, 112.95%; risk-free interest rate, 2.49%; expected dividend yield, 0.00%; expected life, 6 years; and an estimated fair value per option granted, $4.63. The cash fee and stock options expense are included in the All Other Compensation amount reported in the above table.

In February 2008 the Company entered into a two month consulting agreement with Mr. Wheeler for him to provide advisory services with respect to various activities of the Company including but not limited to, the development of new multimedia products and services arising from the Company's acquisition of the AXIS product line and the introduction and presentation of AXIS products and services to TV station groups, TV networks, newspaper, radio and online groups. This agreement was renewed May 1, 2008. For these services he was paid at a rate of $10,000 per month, and for fiscal 2008 he earned $105,000 in total fees, which fees are included in the amounts reported in the above table. The agreement expired on December 31, 2008 and was not renewed. The $105,000 in total fees is included in the All Other Compensation amount in the above table.

On December 19, 2008 Mr. Eugene Weber notified the Company of his resignation as a Director of the Company effective December, 31, 2008 due to other commitments. Also on December 19, 2008 the Company entered into a consulting agreement with Mr. Weber. The agreement is for the period January 1, 2009 through July 31, 2009, and engaged Mr. Weber to provide advice and consulting services to the senior management of the Company regarding financial, audit, and such other transitional matters as may be reasonably requested by the Company's Chief Executive Officer or Chief Financial Officer, from time to time. In consideration for his services, the Company agreed that Mr. Weber's unvested stock options at December 31, 2008 would continue to vest in accordance with the original vesting schedule for such options as if Mr. Weber had remained as a full time Director through July 31, 2009. The agreement can be terminated by Mr. Weber at any time upon thirty days written notice and any further obligation by the Company to Mr. Weber under the agreement (including the continued vesting of his stock options) shall terminate at the end of such thirty day notice period. The Company can terminate the agreement for cause or in the event of the death of Mr. Weber.

Fees and expenses paid to non-employee Directors are recorded as expense in the period in which the meetings are held, and deducted for income tax purposes in the year incurred. Option awards are stated at their fair value in accordance with FAS 123R and are recorded as expense when granted. Non-employee Directors are awarded non-qualified stock options, for which the Company takes a tax deduction in the year of exercise.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has entered into indemnity agreements with each of its Directors and named executive officers. The indemnity agreements provide that Directors and named executive officers (the "Indemnitees") will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorney's fees and expenses), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as Director, officer, employee, agent or fiduciary of the Company or as Directors, officers, employees or agents of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against the Company or any Director or named executive officer of the Company unless the Company consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the Director or named executive officer is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Messrs. Ogden, Greenberg and Kelly serve on our Compensation Committee. None of our executive officers served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board of Directors or on our Compensation Committee.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The primary function of the Audit Committee is to represent the Board of Directors of the Company in fulfilling its oversight responsibilities by:

1. Reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies.

2. Reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established.

3. Reviewing the Company's accounting and financial reporting processes.

4. Reviewing and appraising with management the performance of the Company's independent registered public accountants.

5. Providing an open avenue of communication between the independent registered public accountants and the Board.

The responsibilities of the Audit Committee are described in more detail in the charter of the Audit Committee, a copy of which is available on the Company's website, www.chyron.com. Click on Corporate, then Corporate Governance, then Charter of the Audit Committee of the Board of Directors. The Audit Committee reviews and assesses the adequacy of the charter annually. The Audit Committee charter is intended to comply with NASDAQ Rule 4350(d)(1) and applicable rules and regulations of the SEC as they relate to independent directors and audit committee composition, meetings, responsibilities and duties, and such other requirements governing independent directors and the Corporation's Audit Committee.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met six (6) times during 2008.

In overseeing the preparation of the Company's annual financial statements, the Audit Committee met with both management and the Company's independent registered public accounting firm to review the scope of and discuss the results of the audit and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee's review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit.

With respect to the Company's independent registered public accounting firm, the Audit Committee, among other things, reviewed with them their fees for audit, audit-related, tax and all other services, and approved those fees prior to being incurred, and discussed matters relating to their independence, including the disclosures made to the Audit Committee as required by Public Company Accounting Oversight Board Rule 3526. The Audit Committee considered whether their provision of non-audit services is compatible with maintaining their independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Peter F. Frey, Chairman

Richard P. Greenthal

Roger L. Ogden

March 25, 2009

Fees Paid to Independent Registered Public Accounting Firm

BDO Seidman, LLP fees incurred by the Company for the years ended December 31, 2008 and 2007 are as follows:

	For Year Ended December 31,
	2008	2007

Audit Fees [1]	$234,804	$183,658
Audit-Related Fees [2]	51,009	56,089
Tax Fees [3]	58,870	82,639
	$344,683	$322,386

1 Consists primarily of fees for audit of the Company's annual financial statements and review of quarterly financial statements included in Form 10-Q.
2 Consists primarily of fees for employee benefit plans audits.
3 Consists of fees for tax compliance, advice and planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements. Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice. There were no other fees associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock subject to equity compensation plans as of December 31, 2008:

			Number of securities
			remaining available for
			future issuance under
	Number of securities		equity compensation
	to be issued upon	Weighted-average	plans (excluding
	exercise of	exercise price of	securities reflected in
Plan Category	outstanding options	outstanding options	column (a))
	(a)	(b)	(c)

Equity compensation plans	3,006,726	$ 3.28	1,692,150
approved by stockholders[1]

Equity compensation plans not	0	0	0
approved by stockholders

Total	3,006,726	$ 3.28	1,692,150

1 These plans consist of our 2008 Long-Term Incentive Plan and our 1999 Incentive Compensation Plan. No further awards may be made under the 1999 Incentive Compensation Plan.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of February 27, 2009, certain information about all persons who, to our knowledge, were beneficial owners of more than 5% of our common stock (1).

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner	Number	Percent(3)

Entities affiliated with LMS Capital plc (4)	2,817,579	17.96%
and Robert A. Rayne (12)
Carlton House, 33 Robert Adam Street
London, W1U 3HR
England, U.K.

Christopher R. Kelly (5)	2,182,731	13.88%
800 Fifth Avenue, Suite 4100
Seattle, WA 98104

Michael I. Wellesley-Wesley (6)	1,233,023	7.72%
c/o Chyron Corporation
5 Hub Drive
Melville, New York 11747

Security Ownership of Management

The following table sets forth, as of February 27, 2009, certain information with respect to the beneficial ownership of our common stock by each of our directors and director nominees, each of our named executive officers and all of our current directors and executive officers as a group(1).

	Shares Beneficially Owned(2)
Name of Beneficial Owner	Number	Percent(3)

Robert A. Rayne (4)(12)	2,817,579	17.96%

Christopher R. Kelly (5)	2,182,731	13.88%

Michael I. Wellesley-Wesley (6)	1,233,023	7.72%

Jerry Kieliszak (7)	163,887	1.03%

Peter F. Frey (8)	125,885	*

Kevin Prince (9)	85,002	*

Donald P. Greenberg (10)	78,337	*

Roger L. Ogden (11)	38,833	*

Richard P. Greenthal (13)	29,168	*

Michael C. Wheeler (14)	29,168	*

All directors and executive officers
as a group (10 persons)	6,783,613	41.40%

* Less than one percent (1%).

The above total number of shares beneficially owned at February 27, 2009 by all 5% or more shareholders, directors and executive officers was 6,783,613 representing 41.40% of their total of beneficially owned shares issued and outstanding and shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009. The total number of issued and outstanding shares beneficially owned at February 27, 2009 by all 5% or more shareholders, directors and executive officers was 6,085,262, representing 38.8% of the Company's total shares issued and outstanding.

(1)  These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC") and/or the beneficial owner. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him/her.

(2)  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options exercisable within 60 days of February 27, 2009 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(3)  In calculating the percent of the outstanding shares of Common Stock, 15,685,662 shares of Common Stock which were outstanding on February 27, 2009, as well as, where applicable, all shares issuable on the exercise of stock options within 60 days of February 27, 2009 held by the particular beneficial owner that are included in the column to the left of this column, are deemed to be outstanding.

(4)  Includes 1,238,464 shares beneficially owned by LMS Tiger Investments Limited ("Tiger"), 134,680 shares beneficially owned by Lion Investments Ltd. ("Lion"), and 1,410,720 shares beneficially owned by Westpool Investment Trust plc ("Westpool"). Tiger, Lion and Westpool are investment companies wholly-owned by LMS Capital plc ("LMS"). By virtue of this relationship, LMS is an indirect beneficial owner of the securities owned by Tiger, Lion and Westpool. Mr. Robert A. Rayne, a Director of the Company, is Chief Executive Officer, a Director and a principal shareholder of LMS and shares voting and investment control over these shares with two other executive directors of LMS. Mr. Rayne disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The amount shown also includes 30,382 shares owned by Mr. Rayne and stock options owned by Mr. Rayne for 3, 333 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009. The total of 2,817,579 is reported in the above table as beneficially owned by both LMS and Mr. Rayne. See note (12) below.

(5)  Includes 2,026,290 shares owned by Christopher R. Kelly and 113,104 shares beneficially owned by Mr. Kelly as follows: Kelly Children's Trust, 14,666; Oona Andrea Kelly (daughter), 39,219; Isabella Van Cortland Kelly (daughter), 39,219; Christopher R. Kelly Family Foundation, 10,000; and, Kelly Foundation of Washington, 10,000. Includes 43,337 shares that may be acquired by Mr. Kelly upon the exercise of options exercisable within 60 days of February 27, 2009.

(6)  Includes 892,715 shares directly owned by Sun Life Pension Management and Paris Investments Limited and which Mr. Wellesley-Wesley is deemed to be beneficial owner, 5,307 shares directly owned by him, and 51,666 shares directly owned by his spouse. Also includes 283,335 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.

(7) Includes 158,337 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.

(8) Includes 3,333 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.

(9) Includes 83,336 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.

(10) Includes 61,671 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.

(11) Includes 13,333 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.

(12)  Mr. Rayne owns 30,382 shares and owns stock options for 3,333 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009. Mr. Rayne is also affiliated with LMS which beneficially owns 2,783,864 shares. See note (4) above.

(13) Includes 24,168 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.
32
(14) Includes 24,168 shares that may be acquired upon the exercise of options exercisable within 60 days of February 27, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Code of Business Conduct and Ethics provides for review and approval in advance in writing by the Audit Committee of the Board of Directors of any material related party transactions. The most significant related party transactions, particularly those involving the Company's directors or executive officers, must be reviewed and approved in advance in writing by the Company's Board of Directors. See the narrative following the 2008 Director Compensation table above for a description of related party transactions with Directors during 2008. There were no such related party transactions to report in 2007. We have also entered into indemnification agreements with each of our named executive officers and directors. See "Indemnification of Directors and Officers" elsewhere in this Proxy Statement. Other than those described therein, there were no other related party transactions to report since the beginning of the most recent fiscal year 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent (10%) of our Common Stock to file with the SEC reports of ownership and changes in beneficial ownership of our Common Stock. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that, during fiscal year 2008, all filing requirements applicable to our executive officers, directors and greater than ten percent (10%) beneficial owners were met on a timely basis, except that a report, covering the July 31, 2008 Directors' option grant, was filed two business days late by the Company on behalf of each of the following directors: Peter F. Frey, Donald P. Greenberg, Richard P. Greenthal, Christopher R. Kelly, Roger L. Ogden, Robert A. Rayne, Eugene M. Weber and Michael C. Wheeler.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and greater than 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. At the date of this proxy statement, we had received a written statement from all such persons.

OTHER MATTERS ARISING AT THE ANNUAL MEETING

The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

SHAREHOLDER PROPOSALS

We presently anticipate that the 2010 Annual Meeting of shareholders will be held on or about May12, 2010.

Rule 14a-8 of the Securities Exchange Act of 1934, as amended, establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company's proxy materials. Under the rule, if a shareholder wants to include a proposal in the Company's proxy materials for its next Annual Meeting, the proposal must be received by the Company on or before November 26, 2009 and comply with the eligibility requirements and procedures of Rule 14a-8. A shareholder who wishes to present a matter for action at the Company's next Annual Meeting but not included in the proxy statement must deliver to the Company, not later than February 9, 2010, a written notice of the matter. Proposals that are not received in a timely manner will not be voted on at the 2010 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of the Company's Corporate Secretary, at Chyron Corporation, 5 Hub Drive, Melville, NY 11747.

COST OF SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted by mail or via the Internet, although directors, officers and employees of the Company (at no additional compensation) may also solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held on record by such fiduciaries and the Company may reimburse such persons for their reasonable expenses in so doing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO Seidman, LLP, independent registered public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 2009. Representatives of BDO Seidman, LLP, which audited the Company's 2008 financial statements, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions. See also "Audit Committee Report" elsewhere in this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K filed with the SEC, for the year ended December 31, 2008, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Investor Relations, Attention: Ms. Margaret Roed, Chyron Corporation, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of March 25, 2009, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. You may also obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2008, by going to our website at www.chyron.com and clicking on Corporate, then SEC Filings. The Company incorporates herein the Annual Report by reference.

By Order of the Board of Directors,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive Officer and Director

Melville, New York
March 26, 2009

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CHYRON CORPORATION 5 HUB DRIVE MELVILLE, NY 11747 (631) 845-3007

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chyron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

						VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				CHYRO1		KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CHYRON CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 Vote on Directors Proposal 1. Election of Directors; Nominees:				For All 0	Withhold All 0	For All Except 0	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below _________________________________
01)	Peter F. Frey	05)	Robert A. Rayne
02)	Richard P. Greenthal	06)	Michael I. Wellesley-Wesley
03)	Christopher R. Kelly	07)	Michael C. Wheeler
04)	Roger L. Ogden

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournment(s) thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted "FOR" Item 1. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CHYRON CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BROAD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 13, 2009

The shareholder(s) hereby appoint(s) Michael I. Wellesley-Wesley and Roger L. Ogden, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Chyron Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m. (Eastern) on May 13, 2009 at the offices of Chyron Corporation, 5 Hub Drive, Melville, NY 11747, and any adjournment or postponement thereof.